77C Matters submitted to a vote of security holders

Nations Funds Trust

On March 17, 2004, a Special Meeting of Shareholders of the Nations Funds Trust was held to approve the following items:

Election of Trustees:               For                    Withheld
Edward J. Boudreau Jr          60,106,221,349.959        182,307,606.293
William P. Carmichael          60,097,356,926.044        191,172,030.208
William A. Hawkins             60,107,769,386.409        180,759,569.843
R. Glenn Hilliard              60,106,552,354.994        181,976,601.258
Minor M. Shaw                  60,099,464,530.427        189,064,425.825

Nations Master Investment Trust

On March 17, 2004, a Special Meeting of Shareholders of the Nations Master Investment Trust was held to approve the following items:


Election of Trustees:               For                    Withheld
Edward J. Boudreau Jr          911,066,248.176          4,746,034.691
William P. Carmichael          911,023,808.609          4,788,474.258
William A. Hawkins             911,084,335.387          4,727,947.480
R. Glenn Hilliard              911,060,387.719          4,751,895.148
Minor M. Shaw                  911,038,473.677          4,773,809.190


(proxy statement incorporated herein by reference to Accession number 0000950144-05-001408)